Exhibit 23.2

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Post-Effective Amendment No. 1 Registration Statement on Form S-8 pertaining to the Aames Financial Corporation 1999 Stock Option Plan of our report dated September 4, 2003 with respect to the consolidated financial statements of Aames Financial Corporation for the year ended June 30, 2003 included in its Annual Report on Form 10-K dated September 29, 2003, filed with the Securities and Exchange Commission.

/s/ ERNST & YOUNG LLP

Los Angeles, California
January 14, 2004